Exhibit 99.77(q)(e)(1)

[ING FUNDS LOGO]


October 1, 2012

Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Suite 100
Scottsdale, AZ  85258

    Pursuant to the Amended and Restated Investment Management Agreement, dated August 1, 2012, between ING Series Fund, Inc. and ING Investments, LLC, as amended (the "Agreement"), we hereby notify you of our intention to modify the annual investment management fee for ING Corporate Leaders 100 Fund (the "Fund"), a series of ING Series Fund, Inc., effective on October 1, 2012.

    Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule A of the Agreement. The Amended Schedule A, which indicates the additional breakpoints to the annual investment management fee for the Fund, is attached hereto.

    Please signify your acceptance to the additional breakpoints to the annual investment management fee for the aforementioned Fund by signing below where indicated.

                                                        Very sincerely,


                                                        /s/ Kimberly A. Anderson
                                                        ------------------------
                                                        Kimberly A. Anderson
                                                        Senior Vice President
                                                        ING Series Fund, Inc.

ACCEPTED AND AGREED TO:
ING Investments, LLC


By: /s/ Todd Modic
    -------------------------------
    Todd Modic
    Senior Vice President


7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000       ING Series Fund, Inc.
Suite 100                          Fax: 480-477-2700
Scottsdale, AZ 85258-2034          www.ingfunds.com

                               AMENDED SCHEDULE A

                              with respect to the

              AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

                                    between

                             ING SERIES FUND, INC.

                                      and

                              ING INVESTMENTS, LLC


Series                            Effective Date          Annual Investment
------                            --------------          -----------------
                                                            Management Fee
                                                            --------------
                                                    (as a percentage of daily net
                                                                assets)
ING Alternative Beta Fund        October 22, 2008       0.750% on all assets

ING Capital Allocation Fund

                                                        Direct Investments(1)
                                                        ------------------
                                                    0.800% on first $500 million
                                                    0.775% on next $500 million
                                                    0.750% on next $500 million
                                                    0.725% on next $500 million
                                                      0.700% over $2 billion

                                                         Underlying Funds(2)
                                                         ----------------
                                                                 0.08%

ING Core Equity Research Fund                       0.700% on first $250 million
                                                    0.650% on next $250 million
                                                    0.625% on next $250 million
                                                    0.600% on next $1.25 billion
                                                       0.550% over $2 billion

ING Corporate Leaders 100 Fund     June 11, 2008    0.40% on first $500 million
                                                     0.35% on next $500 million
                                                       0.30% over $1 billion

ING Global Target Payment Fund     June 18, 2008        0.08% on all assets

--------
(1) "Direct Investments" shall mean assets which are not Underlying Funds.

(2) "Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the ING fund complex. The term, "fund complex" shall have the same meaning as defined in Item 17 of Form N-1A, as it was in effect on April 4, 2008.

Series                            Effective Date          Annual Investment
------                            --------------          -----------------
                                                            Management Fee
                                                            --------------
                                                    (as a percentage of daily net
                                                                assets)
ING Large Cap Growth Fund        February 29, 2012               0.70%

ING Money Market Fund                               0.400% on first $500 million
                                                    0.350% on next $500 million
                                                     0.340% on next $1 billion
                                                     0.330% on next $1 billion
                                                       0.300% over $3 billion

ING Small Company Fund                              0.850% on first $250 million
                                                    0.800% on next $250 million
                                                    0.775% on next $250 million
                                                    0.750% on next $1.25 billion
                                                       0.725% over $2 billion

ING SMID Cap Equity Fund                            0.450% on first $500 million
                                                    0.425% on next $250 million
                                                    0.400% on next $1.25 billion
                                                       0.375% over $2 billion





                                      - 3 -